POWER OF ATTORNEY
For Executing Forms 3, 4 and 5
Directors

Known all by those present, that the undersigned, currently serving as a director of Sun Bancorp, Inc. and Sun National Bank, hereby constitutes and appoints Patricia M. Schaubeck and Janice Clark each with the power to act individually, as his or her true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned any such Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder with respect to the securities of Sun Bancorp, Inc.;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to the above named attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended 'Section 16', or any other responsibilities or liabilities of such individuals. Such Power of Attorney shall expire at such time that the undersigned is no longer deemed to be subject to the reporting obligations under Section 16.

The undersigned hereby revokes any Power of Attorney For Executive Forms 3, 4 and 5 previously executed by the undersigned as a director of Sun Bancorp, Inc. and Sun National Bank and the same shall be of no further force or effect.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of April, 2017.

__________________________    Signature
James B. Lockhart III
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